Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “SEI EXCHANGE TRADED FUNDS”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF OCTOBER, A.D. 2021, AT 3:37 O`CLOCK P.M.

6291112 8100	Authentication: 204358703
SR# 20213456591	Date: 10-08-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE CERTIFICATE OF TRUST	State of Delaware Secretary of State Division of Corporations Delivered 03:37 PM 10/07/2021 FILED 03:37 PM 10/07/2021 SR 20213456591 - File Number 6291112

OF

SEI EXCHANGE TRADED FUNDS

This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 380 I et seq.) and sets forth the following:

First:       The name of the trust is SEI Exchange Traded Funds.

Second:    The name and address of the Registered Agent in the State of Delaware is The Corporation Trust Company, 1209 Orange Street in the city of Wilmington Zip code 19801.

Third:       The Statutory Trust is or will become prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.).

Fourth:      This certificate shall be effective upon filing.

Fifth:        Notice is hereby given that the Trust is a series Trust. The debts, liabilities, obligations and expenses incmTed, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally.

Sixth:        The business of the Trust will be managed in accordance with the Trust's Agreement and Declaration of Trust as such document may be amended from time to time.

IN WITNESS WHEREOF, the undersigned, as the Trustee of the Trust, has duly executed this Certificate of Trust as of this 7th day of October, 2021.

By:
Name:	Stephen MacRae, Initial Trustee SEl Exchange Traded Funds